August 29, 2008
Board of Directors
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
Ladies and Gentlemen:
     This opinion letter is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about August 29, 2008 under the provisions of the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 5,996,555 shares of the common stock, $0.01 par value per share (the “Common Stock”), of Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), of which (i) up to 1,500,000 shares of Common Stock may be issued and sold by the Company (“Company Shares”) and (ii) up to 4,496,555 shares of Common Stock (“Secondary Shares,” and together with the Company Shares, the “Shares”) may be sold by Angelo, Gordon & Co., L.P. for the account of certain of its clients (the “Selling Stockholders”). All of the Shares may be issued or sold from time to time by the Company and the Selling Stockholders on a delayed or continuous basis pursuant to Rule 415 under the Act.
     We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares and the registration for resale by the Selling Stockholders of the Secondary Shares. We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Company Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Company Shares, will be validly issued, fully paid and non-assessable.
     2. The Secondary Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,
/s/ ARMSTRONG TEASDALE LLP